Release:     October 23, 2019 (2:05 p.m. MT)

CP reports record Q3 revenues of $1.98 billion, record-low operating ratio of 56.1 percent

Calgary - Canadian Pacific Railway Limited (TSX: CP) (NYSE: CP) today announced record third-quarter revenues of $1.98 billion, and reported diluted earnings per share (EPS) of $4.46, or $4.61 on an adjusted diluted EPS basis. The Company also achieved a record-low quarterly operating ratio of 56.1 percent.

“After a record second-quarter that included strong operating metrics including train speed and terminal dwell, we continue to see those performance measures be improved upon,” said Keith Creel, CP President and CEO. “Our disciplined approach to precision scheduled railroading and the commitment of our 13,000-strong CP family puts us in a position to control what we can as we navigate softer volumes, macroeconomic challenges and geopolitical tensions into the fourth quarter.”

THIRD-QUARTER HIGHLIGHTS

•	Strong operational performance in train speed, terminal dwell, fuel efficiency and record car miles per car day

•	Revenues increased by 4 percent to $1.98 billion, a record, from $1.90 billion last year

•	Reported diluted EPS of $4.46, a 3 percent increase from $4.35 last year, and adjusted diluted EPS of $4.61, a 12 percent increase from $4.12 last year

•
Operating ratio was a record-low 56.1 percent, a 220 basis point improvement over last year’s third-quarter operating ratio of 58.3 percent and a 40 basis point improvement over the Q4 2018 record of 56.5 percent

“Our operating model allows us to quickly adapt in a changing environment,” said Creel. “By controlling our costs real-time, we continue to drive margin improvements. While we now expect low-single digit volume growth for the year, we remain confident in our guidance to deliver full-year double-digit adjusted diluted EPS growth1.”

CP will discuss its results with the financial community in a conference call beginning at 4:30 p.m. eastern time (2:30 p.m. mountain time) today.

Conference Call Access
Toronto participants dial in number: 1-647-427-7450
Operator assisted toll-free dial-in number: 1-888-231-8191
Callers should dial in 10 minutes prior to the call.

Webcast
We encourage you to access the webcast and presentation material in the Investors section of CP's website at investor.cpr.ca

A replay of the third-quarter conference call will be available by phone through to Nov. 6, 2019 at 416-849-0833 or toll free 1-855-859-2056, password 9939209.

1. CP’s expectations for adjusted diluted EPS growth in 2019 are based on adjusted diluted EPS of $14.51 in 2018. CP reported diluted EPS of $13.61 in 2018.

Non-GAAP Measures
In this news release, CP has provided a forward-looking non-GAAP measure. It is not practicable to provide a reconciliation to a forward-looking reported diluted EPS, the most comparable GAAP measure, due to unknown variables and uncertainty related to future results. For information regarding Non-GAAP measures, including reconciliations to the nearest GAAP measures, see the attached supplementary schedule Non-GAAP Measures.

Note on Forward-Looking Information
This news release contains certain forward-looking information and forward-looking statements (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as “financial expectations”, “key assumptions”, “anticipate”, “believe”, “expect”, “plan”, “will”, “outlook”, “should” or similar words suggesting future outcomes. This news release contains forward-looking information relating, but not limited to, the success of our business, our operations, priorities and plans, anticipated financial and operational performance, business prospects, costs and planned capital expenditures, programs and strategies, including anticipated sustainable, profitable growth in 2019 and our projected 2019 financial performance.

The forward-looking information contained in this news release is based on current expectations, estimates, projections and assumptions, having regard to CP's experience and its perception of historical trends, and includes, but is not limited to, expectations, estimates, projections and assumptions relating to: foreign exchange rates, effective tax rates, land sales and pension income; North American and global economic growth; commodity demand growth; sustainable industrial and agricultural production; commodity prices and interest rates; performance of our assets and equipment; sufficiency of our budgeted capital expenditures in carrying out our business plan; geopolitical conditions, applicable laws, regulations and government policies; the availability and cost of labour, services and infrastructure; and the satisfaction by third parties of their obligations to CP. Although CP believes the expectations, estimates, projections and assumptions reflected in the forward-looking information presented herein are reasonable as of the date hereof, there can be no assurance that they will prove to be correct.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from those expressed or implied by forward-looking information. By its nature, CP's forward-looking information involves inherent risks and uncertainties that could cause actual results to differ materially from the forward looking information, including, but not limited to, the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks associated with agricultural production, such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; geopolitical instability; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; effects of changes in market conditions and discount rates on the financial position of pension plans and investments; trade restrictions or other changes to international trade arrangements; climate change; and various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Information" in CP's annual and interim reports on Form 10-K and 10-Q.

The forward-looking information contained in this news release is made as of the date hereof. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, or the foregoing assumptions and risks affecting such forward-looking information, whether as a result of new information, future events or otherwise.

About Canadian Pacific
Canadian Pacific is a transcontinental railway in Canada and the United States with direct links to major ports on the west and east coasts. CP provides North American customers a competitive rail service with access to key markets in every corner of the globe. CP is growing with its customers, offering a suite of freight transportation services, logistics solutions and supply chain expertise. Visit cpr.ca to see the rail advantages of CP. CP-IR

Contacts:
Media
Jeremy Berry
403-319-6227
Jeremy_Berry@cpr.ca
Alert_MediaRelations@cpr.ca

Investment Community
Maeghan Albiston
403-319-3591
investor@cpr.ca

FINANCIAL STATEMENTS

INTERIM CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	For the three months ended September 30		For the nine months ended September 30
(in millions of Canadian dollars, except share and per share data)	2019	2018	2019	2018
Revenues (Note 3)
Freight	$1,932	$1,854	$5,589	$5,188
Non-freight	47	44	134	122
Total revenues	1,979	1,898	5,723	5,310
Operating expenses
Compensation and benefits	355	365	1,144	1,090
Fuel	210	226	655	671
Materials	50	47	161	155
Equipment rents	33	33	102	99
Depreciation and amortization	185	174	528	516
Purchased services and other	277	263	899	822
Total operating expenses	1,110	1,108	3,489	3,353

Operating income	869	790	2,234	1,957
Less:
Other expense (income) (Note 5)	29	(47)	(58)	56
Other components of net periodic benefit recovery (Note 13)	(99)	(96)	(294)	(287)
Net interest expense	110	112	336	339
Income before income tax expense	829	821	2,250	1,849
Income tax expense (Note 6)	211	199	474	443
Net income	$618	$622	$1,776	$1,406

Earnings per share (Note 7)
Basic earnings per share	$4.47	$4.36	$12.75	$9.81
Diluted earnings per share	$4.46	$4.35	$12.70	$9.78

Weighted-average number of shares (millions) (Note 7)
Basic	138.1	142.6	139.3	143.2
Diluted	138.7	143.1	139.8	143.7

Dividends declared per share	$0.8300	$0.6500	$2.3100	$1.8625
See Notes to Interim Consolidated Financial Statements.

INTERIM CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)

	For the three months ended September 30		For the nine months ended September 30
(in millions of Canadian dollars)	2019	2018	2019	2018
Net income	$618	$622	$1,776	$1,406
Net (loss) gain in foreign currency translation adjustments, net of hedging activities	(8)	12	23	(24)
Change in derivatives designated as cash flow hedges	2	1	8	36
Change in pension and post-retirement defined benefit plans	20	28	61	86
Other comprehensive income before income taxes	14	41	92	98
Income tax recovery (expense) on above items	3	(22)	(41)	(11)
Other comprehensive income (Note 4)	17	19	51	87
Comprehensive income	$635	$641	$1,827	$1,493
See Notes to Interim Consolidated Financial Statements.

INTERIM CONSOLIDATED BALANCE SHEETS AS AT
(unaudited)

	September 30	December 31
(in millions of Canadian dollars)	2019	2018
Assets
Current assets
Cash and cash equivalents	$145	$61
Accounts receivable, net	770	815
Materials and supplies	188	173
Other current assets	83	68
	1,186	1,117
Investments	215	203
Properties (Note 9)	18,909	18,418
Goodwill and intangible assets	195	202
Pension asset	1,572	1,243
Other assets (Note 9)	462	71
Total assets	$22,539	$21,254
Liabilities and shareholders’ equity
Current liabilities
Accounts payable and accrued liabilities (Note 9)	$1,415	$1,449
Long-term debt maturing within one year (Note 8, 9, 11)	675	506
	2,090	1,955
Pension and other benefit liabilities	712	718
Other long-term liabilities (Note 9)	579	237
Long-term debt (Note 8, 9, 11)	8,308	8,190
Deferred income taxes	3,635	3,518
Total liabilities	15,324	14,618
Shareholders’ equity
Share capital	1,982	2,002
Additional paid-in capital	45	42
Accumulated other comprehensive loss (Note 4)	(1,992)	(2,043)
Retained earnings	7,180	6,635
	7,215	6,636
Total liabilities and shareholders’ equity	$22,539	$21,254
Contingencies (Note 14)
See Notes to Interim Consolidated Financial Statements.

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For the three months ended September 30		For the nine months ended September 30
(in millions of Canadian dollars)	2019	2018	2019	2018
Operating activities
Net income	$618	$622	$1,776	$1,406
Reconciliation of net income to cash provided by operating activities:
Depreciation and amortization	185	174	528	516
Deferred income tax expense (Note 6)	96	77	116	155
Pension recovery and funding (Note 13)	(94)	(84)	(271)	(238)
Foreign exchange loss (gain) on debt and lease liabilities (Note 5)	25	(38)	(57)	55
Settlement of forward starting swaps on debt issuance (Note 11)	—	—	—	(24)
Other operating activities, net	24	(6)	87	(23)
Change in non-cash working capital balances related to operations	(31)	(72)	(222)	(66)
Cash provided by operating activities	823	673	1,957	1,781
Investing activities
Additions to properties	(464)	(430)	(1,147)	(1,084)
Proceeds from sale of properties and other assets	4	7	18	16
Other	(1)	—	(6)	(1)
Cash used in investing activities	(461)	(423)	(1,135)	(1,069)
Financing activities
Dividends paid	(116)	(92)	(298)	(255)
Issuance of CP Common Shares	6	4	20	16
Purchase of CP Common Shares (Note 10)	(500)	—	(964)	(559)
Issuance of long-term debt, excluding commercial paper (Note 8)	—	—	397	638
Repayment of long-term debt, excluding commercial paper (Note 8)	(6)	(5)	(491)	(744)
Net issuance (repayment) of commercial paper (Note 8)	355	(53)	601	—
Other	(2)	—	(2)	—
Cash used in financing activities	(263)	(146)	(737)	(904)
Effect of foreign currency fluctuations on U.S. dollar-denominated cash and cash equivalents	1	(5)	(1)	4
Cash position
Increase (decrease) in cash and cash equivalents	100	99	84	(188)
Cash and cash equivalents at beginning of period	45	51	61	338
Cash and cash equivalents at end of period	$145	$150	$145	$150

Supplemental disclosures of cash flow information:
Income taxes paid	$122	$74	$379	$230
Interest paid	$141	$147	$373	$380
See Notes to Interim Consolidated Financial Statements.

INTERIM CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
(unaudited)

	For the three months ended September 30
(in millions of Canadian dollars except per share data)	Common shares (in millions)	Share capital	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total shareholders’ equity
Balance at July 1, 2019	139.1	$1,996	$45	$(2,009)	$7,125	$7,157
Net income	—	—	—	—	618	618
Other comprehensive income (Note 4)	—	—	—	17	—	17
Dividends declared ($0.8300 per share)	—	—	—	—	(114)	(114)
Effect of stock-based compensation expense	—	—	3	—	—	3
CP Common Shares repurchased (Note 10)	(1.6)	(22)	—	—	(449)	(471)
Shares issued under stock option plan	—	8	(3)	—	—	5
Balance at September 30, 2019	137.5	$1,982	$45	$(1,992)	$7,180	$7,215
Balance at July 1, 2018	142.5	$2,013	$45	$(1,673)	$6,189	$6,574
Net income	—	—	—	—	622	622
Other comprehensive income (Note 4)	—	—	—	19	—	19
Dividends declared ($0.6500 per share)	—	—	—	—	(93)	(93)
Effect of stock-based compensation expense	—	—	2	—	—	2
Shares issued under stock option plan	0.1	4	—	—	—	4
Balance at September 30, 2018	142.6	$2,017	$47	$(1,654)	$6,718	$7,128

	For the nine months ended September 30
(in millions of Canadian dollars except per share data)	Common shares (in millions)	Share capital	Additional paid-in capital	Accumulated other comprehensive loss	Retained earnings	Total shareholders’ equity
Balance at December 31, 2018, as previously reported	140.5	$2,002	$42	$(2,043)	$6,635	$6,636
Impact of accounting change (Note 2)	—	—	—	—	(5)	(5)
Balance at January 1, 2019, as restated	140.5	$2,002	$42	$(2,043)	$6,630	$6,631
Net income	—	—	—	—	1,776	1,776
Other comprehensive income (Note 4)	—	—	—	51	—	51
Dividends declared ($2.3100 per share)	—	—	—	—	(320)	(320)
Effect of stock-based compensation expense	—	—	11	—	—	11
CP Common Shares repurchased (Note 10)	(3.2)	(46)	—	—	(906)	(952)
Shares issued under stock option plan	0.2	26	(8)	—	—	18
Balance at September 30, 2019	137.5	$1,982	$45	$(1,992)	$7,180	$7,215
Balance at January 1, 2018	144.9	$2,032	$43	$(1,741)	$6,103	$6,437
Net income	—	—	—	—	1,406	1,406
Other comprehensive income (Note 4)	—	—	—	87	—	87
Dividends declared ($1.8625 per share)	—	—	—	—	(267)	(267)
Effect of stock-based compensation expense	—	—	8	—	—	8
CP Common Shares repurchased (Note 10)	(2.5)	(35)	—	—	(524)	(559)
Shares issued under stock option plan	0.2	20	(4)	—	—	16
Balance at September 30, 2018	142.6	$2,017	$47	$(1,654)	$6,718	$7,128
See Notes to Interim Consolidated Financial Statements.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2019
(unaudited)

1    Basis of presentation

These unaudited interim consolidated financial statements of Canadian Pacific Railway Limited (“CP”, or “the Company”), expressed in Canadian dollars, reflect management’s estimates and assumptions that are necessary for their fair presentation in conformity with generally accepted accounting principles in the United States of America (“GAAP”). They do not include all disclosures required under GAAP for annual financial statements and should be read in conjunction with the 2018 annual consolidated financial statements and notes included in CP's 2018 Annual Report on Form 10-K. The accounting policies used are consistent with the accounting policies used in preparing the 2018 annual consolidated financial statements, except for the newly adopted accounting policy discussed in Note 2.

CP's operations can be affected by seasonal fluctuations such as changes in customer demand and weather-related issues. This seasonality could impact quarter-over-quarter comparisons.

In management’s opinion, the unaudited interim consolidated financial statements include all adjustments (consisting of normal and recurring adjustments) necessary to present fairly such information. Interim results are not necessarily indicative of the results expected for the fiscal year.

2    Accounting changes

Implemented in 2019

Leases

On January 1, 2019, the Company adopted the new Accounting Standards Update ("ASU") 2016-02, issued by the Financial Accounting Standards Board ("FASB"), and all related amendments under FASB Accounting Standards Codification ("ASC") Topic 842, Leases. Using the cumulative-effect adjustment transition approach, the Company recognized a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Accordingly, comparative financial information has not been restated and continues to be reported under the accounting standards in effect for those periods.

In January 2019, the Company implemented a lease management system to assist in delivering the required accounting changes. To facilitate the transition, the Company made policy choices to utilize available practical expedients provided by the new standard, including the:

•
Acceptance of the package of practical expedients, permitting the Company not to reassess lease existence, classification, and capitalization of initial direct costs previously determined for all leases under Topic 840, Leases;

•	Acceptance of the previous accounting treatment for land easements where Topic 840 was not applied; and

•	Use of hindsight at transition to determine lease term length.

Operating leases with fixed terms and in-substance fixed terms were transitioned by recognizing both an operating lease liability and right-of-use ("ROU") asset. Operating lease liabilities and ROU assets were calculated at the present value of remaining lease payments using the Company’s incremental borrowing interest rate as at January 1, 2019. ROU assets were further modified to include previously accrued balances for prepayments and initial direct costs, but reduced for accrued lease incentives. The Company did not recognize operating lease liabilities or ROU assets for leases requiring variable payment not dependent on an index or rate, or short term leases with a term of 12 months or less.

On adoption, the standard had a material impact on the Company's consolidated balance sheet, but did not have a significant impact on its consolidated statement of income. The most significant impact was the recognition of operating lease ROU assets and operating lease liabilities, while the Company's accounting for finance leases remained substantially unchanged.

The impact of the adoption of ASC 842 as at January 1, 2019 was as follows:

(in millions of Canadian dollars)	As reported December 31, 2018	New lease standard cumulative-effect	As restated January 1, 2019
Assets
Properties	$18,418	$(12)	$18,406
Other assets	71	399	470
Liabilities
Accounts payable and accrued liabilities	$1,449	$58	$1,507
Other long-term liabilities	237	337	574
Deferred income taxes	3,518	(3)	3,515
Shareholders' equity
Retained earnings	$6,635	$(5)	$6,630

There was no significant impact to lessor accounting upon the adoption of ASC 842.

Future changes

Financial Instruments - Credit Losses

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments under FASB ASC Topic 326. This will replace the current incurred loss methodology used for establishing a provision against financial assets, including accounts receivable, with a forward-looking expected loss methodology for accounts receivable, loans and other financial instruments. The standard is effective as of January 1, 2020. Entities are required to apply the amendments in this update using a modified retrospective approach, through a cumulative-effect adjustment to retained earnings as of the effective date. The Company is currently performing analysis to determine the impact this new accounting standard will have on its financial statements, as well as determining the most appropriate portfolios of financial assets and the expected loss methodology to apply to each portfolio.

3    Revenues

The following table disaggregates the Company’s revenues from contracts with customers by major source:

	For the three months ended September 30		For the nine months ended September 30
(in millions of Canadian dollars)	2019	2018	2019	2018
Freight
Grain	$409	$384	$1,211	$1,113
Coal	183	171	514	486
Potash	117	130	367	358
Fertilizers and sulphur	66	55	186	171
Forest products	78	76	229	211
Energy, chemicals and plastics	382	339	1,043	874
Metals, minerals and consumer products	201	208	579	595
Automotive	87	85	267	247
Intermodal	409	406	1,193	1,133
Total freight revenues	1,932	1,854	5,589	5,188
Non-freight excluding leasing revenues	32	28	89	76
Revenues from contracts with customers	1,964	1,882	5,678	5,264
Leasing revenues	15	16	45	46
Total revenues	$1,979	$1,898	$5,723	$5,310
Contract liabilities

Contract liabilities represent payments received for performance obligations not yet satisfied and relate to deferred revenue and are presented as components of Accounts payable and accrued liabilities and Other long-term liabilities on the Company's Interim Consolidated Balance Sheets.

The following tables summarize the changes in contract liabilities for the three and nine months ended September 30, 2019 and 2018:

	For the three months ended September 30		For the nine months ended September 30
(in millions of Canadian dollars)	2019	2018	2019	2018
Opening balance	$74	$3	$2	$2
Revenue recognized that was included in the contract liability balance at the beginning of the period	(8)	(3)	(2)	(2)
Increases due to consideration received, excluding amounts recognized as revenue during the period	4	2	70	2
Closing balance	$70	$2	$70	$2

4    Changes in Accumulated other comprehensive loss ("AOCL") by component

	For the three months ended September 30
(in millions of Canadian dollars)	Foreign currency net of hedging activities(1)	Derivatives and other(1)	Pension and post- retirement defined benefit plans(1)	Total(1)
Opening balance, July 1, 2019	$112	$(58)	$(2,063)	$(2,009)
Other comprehensive income before reclassifications	1	—	—	1
Amounts reclassified from accumulated other comprehensive loss	—	1	15	16
Net other comprehensive income	1	1	15	17
Closing balance, September 30, 2019	$113	$(57)	$(2,048)	$(1,992)
Opening balance, July 1, 2018	$110	$(64)	$(1,719)	$(1,673)
Other comprehensive (loss) income before reclassifications	(1)	(2)	1	(2)
Amounts reclassified from accumulated other comprehensive loss	—	2	19	21
Net other comprehensive (loss) income	(1)	—	20	19
Closing balance, September 30, 2018	$109	$(64)	$(1,699)	$(1,654)
(1) Amounts are presented net of tax.

	For the nine months ended September 30
(in millions of Canadian dollars)	Foreign currency net of hedging activities(1)	Derivatives and other(1)	Pension and post- retirement defined benefit plans(1)	Total(1)
Opening balance, January 1, 2019	$113	$(62)	$(2,094)	$(2,043)
Other comprehensive loss before reclassifications	—	—	(1)	(1)
Amounts reclassified from accumulated other comprehensive loss	—	5	47	52
Net other comprehensive income	—	5	46	51
Closing balance, September 30, 2019	$113	$(57)	$(2,048)	$(1,992)
Opening balance, January 1, 2018	$109	$(89)	$(1,761)	$(1,741)
Other comprehensive income before reclassifications	—	19	—	19
Amounts reclassified from accumulated other comprehensive loss	—	6	62	68
Net other comprehensive income	—	25	62	87
Closing balance, September 30, 2018	$109	$(64)	$(1,699)	$(1,654)
(1) Amounts are presented net of tax.

Amounts in Pension and post-retirement defined benefit plans reclassified from AOCL are as follows:

	For the three months ended September 30		For the nine months ended September 30
(in millions of Canadian dollars)	2019	2018	2019	2018
Amortization of prior service costs(1)	$(1)	$(1)	$—	$(2)
Recognition of net actuarial loss(1)	21	29	62	88
Total before income tax	20	28	62	86
Income tax recovery	(5)	(9)	(15)	(24)
Total net of income tax	$15	$19	$47	$62
(1) Impacts "Other components of net periodic benefit recovery" on the Interim Consolidated Statements of Income.
5    Other expense (income)

	For the three months ended September 30		For the nine months ended September 30
(in millions of Canadian dollars)	2019	2018	2019	2018
Foreign exchange loss (gain) on debt and lease liabilities	$25	$(38)	$(57)	$55
Other foreign exchange losses (gains)	2	(1)	(4)	2
Other	2	(8)	3	(1)
Other expense (income)	$29	$(47)	$(58)	$56

6    Income taxes

	For the three months ended September 30		For the nine months ended September 30
(in millions of Canadian dollars)	2019	2018	2019	2018
Current income tax expense	$115	$122	$358	$288
Deferred income tax expense	96	77	116	155
Income tax expense	$211	$199	$474	$443

During the nine months ended September 30, 2019, legislation was enacted to decrease the Alberta provincial corporate income tax rate. As a result of this change, the Company recorded a deferred tax recovery of $88 million in the second quarter of 2019 related to the revaluation of its deferred income tax balances as at January 1, 2019.

During the nine months ended September 30, 2018, legislation was enacted to decrease the Iowa and Missouri state corporate income tax rates. As a result of these changes, the Company recorded a deferred tax recovery of $21 million in the second quarter of 2018 related to the revaluation of deferred income tax balances as at January 1, 2018.

The effective tax rates for the three and nine months ended September 30, 2019 were 25.43% and 21.06%, respectively, compared to 24.23% and 23.95%, respectively for the same periods of 2018.

For the three months ended September 30, 2019, the effective tax rate excluding the discrete item of the foreign exchange ("FX") loss of $25 million on debt and lease liabilities, was 25.11%.

For the three months ended September 30, 2018, the effective tax rate excluding the discrete item of the FX gain of $38 million on debt, was 24.75%.

For the nine months ended September 30, 2019, the effective tax rate excluding the discrete items of the FX gain of $57 million on debt and lease liabilities and the $88 million deferred tax recovery on the Alberta provincial corporate income tax rate change, was 25.50%.

For the nine months ended September 30, 2018, the effective tax rate excluding the discrete items of the FX loss of $55 million on debt and the $21 million deferred tax recovery on the Iowa and Missouri state corporate income tax rate changes, was 24.75%.

7    Earnings per share

At September 30, 2019, the number of CP Common Shares outstanding was 137.5 million (September 30, 2018 - 142.6 million).

Basic earnings per share have been calculated using net income for the period divided by the weighted-average number of shares outstanding during the period. The number of shares used in earnings per share calculations is reconciled as follows:

	For the three months ended September 30		For the nine months ended September 30
(in millions)	2019	2018	2019	2018
Weighted-average basic shares outstanding	138.1	142.6	139.3	143.2
Dilutive effect of stock options	0.6	0.5	0.5	0.5
Weighted-average diluted shares outstanding	138.7	143.1	139.8	143.7

For the three months ended September 30, 2019, there were no options excluded from the computation of diluted earnings per share (three months ended September 30, 2018 - 0.3 million). For the nine months ended September 30, 2019, there were
0.1 million options excluded from the computation of diluted earnings per share because their effects were not dilutive (nine months ended September 30, 2018 - 0.2 million).

8    Debt

Credit facility

Effective September 27, 2019, the Company amended and restated its revolving credit facility agreement to, among other things, increase the total amount available to U.S. $1.3 billion (December 31, 2018 - U.S. $1.0 billion). The amended and restated revolving credit facility consists of a U.S. $1.0 billion tranche maturing September 27, 2024 (extended from June 28, 2023, previously) and a U.S. $300 million tranche maturing September 27, 2021. As at September 30, 2019, the revolving credit facility was undrawn (December 31, 2018 - undrawn).

Effective September 27, 2019, the Company also reduced its bilateral letter of credit facilities to $300 million (December 31, 2018 - $600 million).

Retirement of long-term debt

During the three months ended June 30, 2019, the Company repaid U.S. $350 million 7.250% 10-year notes at maturity for a total of U.S. $350 million ($471 million).

Issuance of long-term debt

During the three months ended March 31, 2019, the Company issued $400 million 3.150% 10-year notes due March 13, 2029 for net proceeds of $397 million. These notes pay interest semi-annually and are unsecured but carry a negative pledge.

Commercial paper program

The Company has a commercial paper program which enables it to issue commercial paper up to a maximum aggregate principal amount of U.S. $1.0 billion in the form of unsecured promissory notes. The commercial paper is backed by the U.S. $1.3 billion revolving credit facility. As at September 30, 2019, the Company had total commercial paper borrowings of U.S. $455 million ($603 million), presented in "Long-term debt maturing within one year" on the Company's Interim Consolidated Balance Sheets (December 31, 2018 - $nil). The weighted-average interest rate on these borrowings was 2.38%.

The Company presents issuances and repayments of commercial paper, all of which have a maturity of less than 90 days, in the Company's Interim Consolidated Statements of Cash Flows on a net basis.

9 Leases

The Company has leases for rolling stock, buildings, vehicles, railway equipment, and roadway machines. CP has entered into rolling stock leases that are fully variable or contain both fixed and variable components. Variable components are dependent on the hours and miles that the underlying equipment has been used. Fixed term, short-term, and variable operating lease costs are recorded in Equipment rents and Purchased services and other on the Company's Interim Consolidated Income Statements. Components of finance lease costs are recorded in Depreciation and amortization and Net interest expense on the Company's Interim Consolidated Income Statements.

The Company determines lease existence and classification at the lease inception date. Leases are identified when an agreement conveys the right to control identified property for a period of time in exchange for consideration. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating and finance lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. Lease payments include fixed and variable payments that are based on an index or a rate. If the Company's leases do not provide a readily determinable implicit interest rate, the Company uses internal incremental secured borrowing rates for comparable tenor in the same currency at the commencement date in determining the present value of lease payments. Operating and finance lease ROU assets also include lease prepayments and initial direct costs, but are reduced by lease incentives. The lease term may include periods associated with options to extend or exclude periods associated with options to terminate the lease when it is reasonably certain that the Company will exercise these options. The Company’s leases have remaining terms from one to 12 years, some of which include options to extend for up to an additional 10 years and some of which include options to terminate within one year.

The Company has short-term operating leases with terms of 12 months or less, some of which include options to purchase that the Company is not reasonably certain to exercise. The Company has elected to apply the recognition exemption and, as such, accounts for leases with a term of 12 months or less off-balance sheet. Therefore, lease payments on these short-term operating leases are not included in operating lease ROU assets and liabilities, but are recognized as an expense in the Company's Consolidated Statements of Income on a straight-line basis over the term of the lease. Further, the Company has elected to combine lease and non-lease components for all leases, except for leases of roadway machines.

Residual value guarantees are provided on certain rolling stock and vehicle operating leases. Cumulatively, these guarantees are limited to $2 million and are not included in lease liabilities as it is not currently probable that any amounts will be owed under these residual value guarantees.

The components of lease expense are as follows:

	For the three months ended September 30	For the nine months ended September 30
(in millions of Canadian dollars)	2019	2019
Operating lease cost	$22	$67
Short-term lease cost	1	3
Variable lease cost	3	9
Sublease income	(1)	(2)

Finance Lease Cost
Amortization of right-of use-assets	2	7
Interest on lease liabilities	3	8
Total lease costs	$30	$92

Supplemental balance sheet information related to leases is as follows:

		As at September 30
(in millions of Canadian dollars)	Classification	2019
Assets
Operating	Other assets	$376
Finance	Properties, net book value	179

Liabilities
Current
Operating	Accounts payable and accrued liabilities	73
Finance	Long-term debt maturing within one year	7
Long-term
Operating	Other long-term liabilities	297
Finance	Long-term debt	148

The following table provides the Company's weighted average remaining lease terms and discount rates:

As at September 30
(in millions of Canadian dollars)	2019
Weighted Average Remaining Lease Term
Operating leases	7 years
Finance leases	4 years

Weighted Average Discount Rate
Operating leases	3.46%
Finance leases	7.05%

Supplemental information related to leases is as follows:

	For the three months ended September 30	For the nine months ended September 30
(in millions of Canadian dollars)	2019	2019
Cash paid for amounts included in measurement of lease liabilities
Operating cash outflows from operating leases	$20	$66
Operating cash outflows from finance leases	5	10
Financing cash outflows from finance leases	2	4

Right-of-use assets obtained in exchange for lease liabilities
Operating leases	$8	$31
Finance leases	—	4

Maturities of lease liabilities are as follows:

	As at September 30, 2019
(in millions of Canadian dollars)	Finance Leases	Operating Leases
2019	$3	$28
2020	11	69
2021	10	54
2022	110	52
2023	9	40
Thereafter	29	178
Total lease payments	$172	$421
Less: Imputed interest	17	51
Present value of lease payments	$155	$370

10    Shareholders' equity

On October 19, 2018, the Company announced a normal course issuer bid ("NCIB"), commencing October 24, 2018, to purchase up to 5.68 million of its Common Shares in the open market for cancellation on or before October 23, 2019. As at September 30, 2019, the Company had purchased 5.37 million Common Shares for $1,520 million under this NCIB program.

On May 10, 2017, the Company announced an NCIB, commencing May 15, 2017, to purchase up to 4.38 million Common Shares for cancellation before May 14, 2018. The Company completed this NCIB on May 10, 2018.

All purchases were made in accordance with the NCIB at prevalent market prices plus brokerage fees, or such other prices that were permitted by the Toronto Stock Exchange, with consideration allocated to share capital up to the average carrying amount of the shares and any excess allocated to retained earnings.

The following table describes activities under the share repurchase program:

	For the three months ended September 30		For the nine months ended September 30
	2019	2018	2019	2018
Number of Common Shares repurchased(1)	1,519,540	—	3,183,461	2,495,962
Weighted-average price per share(2)	$310.36	$—	$299.09	$223.97
Amount of repurchase (in millions)(2)	$471	$—	$952	$559
(1) Includes shares repurchased but not yet canceled at quarter end.
(2) Includes brokerage fees.

11    Financial instruments

A. Fair values of financial instruments

The Company categorizes its financial assets and liabilities measured at fair value into a three-level hierarchy established by GAAP that prioritizes those inputs to valuation techniques used to measure fair value based on the degree to which they are observable. The three levels of the fair value hierarchy are as follows: Level 1 inputs are quoted prices in active markets for identical assets and liabilities; Level 2 inputs, other than quoted prices included within Level 1, are observable for the asset or liability either directly or indirectly; and Level 3 inputs are not observable in the market.

When possible, the estimated fair value is based on quoted market prices and, if not available, it is based on estimates from third party brokers. For non-exchange-traded derivatives classified as Level 2, the Company uses standard valuation techniques to calculate fair value. Primary inputs to these techniques include observable market prices (interest, FX, and commodity) and volatility, depending on the type of derivative and the nature of the underlying risk. The Company uses inputs and data used by willing market participants when valuing derivatives and considers its own credit default swap spread as well as those of its counterparties in its determination of fair value. All derivatives and long-term debt are classified as Level 2.

The carrying values of financial instruments equal or approximate their fair values with the exception of long-term debt:

(in millions of Canadian dollars)	September 30, 2019	December 31, 2018
Long-term debt (including current maturities):
Fair value	$10,420	$9,639
Carrying value	8,983	8,696

The estimated fair value of current and long-term borrowings has been determined based on market information where available, or by discounting future payments of principal and interest at estimated interest rates expected to be available to the Company at period end.

B. Financial risk management

Derivative financial instruments

Derivative financial instruments may be used to selectively reduce volatility associated with fluctuations in interest rates, FX rates, the price of fuel, and stock-based compensation expense. Where derivatives are designated as hedging instruments, the relationship between the hedging instruments and their associated hedged items is documented, as well as the risk management objective and strategy for the use of the hedging instruments. This documentation includes linking the derivatives that are designated as fair value or cash flow hedges to specific assets or liabilities on the Company's Interim Consolidated Balance Sheets, commitments, or forecasted transactions. At the time a derivative contract is entered into and at least quarterly thereafter, an assessment is made as to whether the derivative item is effective in offsetting the changes in fair value or cash flows of the hedged items. The derivative qualifies for hedge accounting treatment if it is effective in substantially mitigating the risk it was designed to address.

It is not the Company’s intent to use financial derivatives or commodity instruments for trading or speculative purposes.

FX management

The Company conducts business transactions and owns assets in both Canada and the United States. As a result, the Company is exposed to fluctuations in the value of financial commitments, assets, liabilities, income, or cash flows due to changes in FX rates. The Company may enter into FX risk management transactions primarily to manage fluctuations in the exchange rate between Canadian and U.S. currencies. FX exposure is primarily mitigated through natural offsets created by revenues, expenditures, and balance sheet positions incurred in the same currency. Where appropriate, the Company may negotiate with customers and suppliers to reduce the net exposure.

Net investment hedge

The FX gains and losses on long-term debt are mainly unrealized and can only be realized when U.S. dollar-denominated long-term debt matures or is settled. The Company also has long-term FX exposure on its investment in foreign subsidiaries with a U.S. dollar functional currency. The majority of the Company’s U.S. dollar-denominated long-term debt has been designated as a hedge of the net investment in foreign subsidiaries. This designation has the effect of mitigating volatility on Net income by offsetting long-term FX gains and losses on U.S. dollar-denominated long-term debt and gains and losses on its net investment. The effect of the net investment hedge recognized in “Other comprehensive income” for the three and nine months ended September 30, 2019 was an unrealized FX loss of $68 million and an unrealized FX gain of $172 million, respectively (three and nine months ended September 30, 2018 - unrealized FX gain of $96 million and an unrealized FX loss of $177 million, respectively).

Interest rate management

The Company is exposed to interest rate risk, which is the risk that the fair value or future cash flows of a financial instrument will vary as a result of changes in market interest rates. In order to manage funding needs or capital structure goals, the Company enters into debt or capital lease agreements that are subject to either fixed market interest rates set at the time of issue or floating rates determined by ongoing market conditions. Debt subject to variable interest rates exposes the Company to variability in interest expense, while debt subject to fixed interest rates exposes the Company to variability in the fair value of debt.

To manage interest rate exposure, the Company accesses diverse sources of financing and manages borrowings in line with a targeted range of capital structure, debt ratings, liquidity needs, maturity schedule, and currency and interest rate profiles. In anticipation of future debt issuances, the Company may enter into forward rate agreements, that are designated as cash flow hedges, to substantially lock in all or a portion of the effective future interest expense. The Company may also enter into swap agreements, designated as fair value hedges, to manage the mix of fixed and floating rate debt.

Forward starting swaps

During the second quarter of 2018, the Company settled a notional U.S. $500 million of forward starting swaps related to the U.S. $500 million 4.000% 10-year Notes issued in the same period. The fair value of these derivative instruments at the time of settlement was a loss of U.S. $19 million ($24 million). The changes in fair value from forward starting swaps for the three and nine months ended September 30, 2019 was $nil (three and nine months ended September 30, 2018 - $nil and a gain of $31 million, respectively). This was recorded in "Accumulated other comprehensive loss”, net of tax, and is being reclassified to "Net interest expense" on the Interim Consolidated Statements of Income until the underlying hedged notes are repaid.

For the three and nine months ended September 30, 2019, a net loss of $2 million and $7 million, respectively, related to settled forward starting swap hedges have been amortized to “Net interest expense” (three and nine months ended September 30, 2018 - net loss of $2 million and $7 million, respectively). The Company expects that during the next twelve months, an additional $9 million of net losses will be amortized to “Net interest expense”.

12    Stock-based compensation

At September 30, 2019, the Company had several stock-based compensation plans including stock option plans, various cash-settled liability plans, and an employee share purchase plan. These plans resulted in an expense for the three and nine months ended September 30, 2019 of $15 million and $88 million, respectively (three and nine months ended September 30, 2018 - $28 million and $60 million, respectively).

Stock option plan

In the nine months ended September 30, 2019, under CP’s stock option plans, the Company issued 224,730 options at the weighted-average price of $272.66 per share, based on the closing price on the grant date. Pursuant to the employee plan, these options may be exercised upon vesting, which is between 12 months and 48 months after the grant date, and will expire after seven years.

Under the fair value method, the fair value of the stock options at the grant date was approximately $14 million. The weighted-average fair value assumptions were approximately:

For the nine months ended September 30, 2019
Grant price	$272.66
Expected option life (years)(1)	5.00
Risk-free interest rate(2)	2.22%
Expected stock price volatility(3)	25.04%
Expected annual dividends per share(4)	$2.6191
Expected forfeiture rate(5)	6.05%
Weighted-average grant date fair value per option granted during the period	$63.69

(1)
Represents the period of time that awards are expected to be outstanding. Historical data on exercise behaviour or, when available, specific expectations regarding future exercise behaviour were used to estimate the expected life of the option.

(2)	Based on the implied yield available on zero-coupon government issues with an equivalent term commensurate with the expected term of the option.

(3)	Based on the historical volatility of the Company’s stock price over a period commensurate with the expected term of the option.

(4)
Determined by the current annual dividend at the time of grant. The Company does not employ different dividend yields throughout the contractual term of the option. On May 6, 2019, the Company announced an increase in its quarterly dividend to $0.8300 per share, representing $3.3200 on an annual basis.

(5)	The Company estimates forfeitures based on past experience. This rate is monitored on a periodic basis.

Performance share unit plan

In the nine months ended September 30, 2019, the Company issued 134,260 Performance Share Units ("PSUs") with a grant date fair value of approximately $36 million. These units attract dividend equivalents in the form of additional units based on the dividends paid on the Company’s Common Shares. PSUs vest and are settled in cash or in CP Common Shares, approximately three years after the grant date, contingent upon CP’s performance ("performance factor"). The fair value of these PSUs is measured periodically until settlement, using either a lattice-based valuation model or a Monte Carlo simulation model.

The performance period for 133,681 PSUs issued in the nine months ended September 30, 2019 is January 1, 2019 to December 31, 2021, and the performance factors for these PSUs are Return on Invested Capital ("ROIC"), Total Shareholder Return ("TSR") compared to the S&P/TSX 60 Index, and TSR compared to Class I railways. The performance factors for the remaining 579 PSUs are annual revenue for the fiscal year 2020, diluted earnings per share for the fiscal year 2020, and share price appreciation.

The performance period for the PSUs issued in 2016 was January 1, 2016 to December 31, 2018. The performance factors for these PSUs were Operating Ratio, ROIC, TSR compared to the S&P/TSX 60 index, and TSR compared to Class I railways. The resulting payout was 177% of the outstanding units multiplied by the Company's average share price that was calculated using the last 30 trading days preceding December 31, 2018. In the three months ended March 31, 2019, payouts occurred on the total outstanding awards, including dividends reinvested, totaling $54 million on 117,228 outstanding awards.

Deferred share unit plan

In the nine months ended September 30, 2019, the Company granted 17,653 Deferred Share Units ("DSUs") with a grant date fair value of approximately $5 million. DSUs vest over various periods of up to 48 months and are only redeemable for a specified period after employment is terminated. An expense to income for DSUs is recognized over the vesting period for both the initial subscription price and the change in value between reporting periods.

13    Pension and other benefits

In the three months ended September 30, 2019, the Company made contributions of $17 million (three months ended September 30, 2018 - $13 million) to its defined benefit pension plans. In the nine months ended September 30, 2019, the Company made contributions of $40 million (nine months ended September 30, 2018 - $25 million, which is net of a $10 million refund of plan surplus) to its defined benefit pension plans.

Net periodic benefit costs for defined benefit pension plans and other benefits recognized in the three and nine months ended September 30, 2019 and 2018 included the following components:

	For the three months ended September 30
	Pensions		Other benefits
(in millions of Canadian dollars)	2019	2018	2019	2018
Current service cost (benefits earned by employees)	$27	$30	$3	$3
Other components of net periodic benefit (recovery) cost:
Interest cost on benefit obligation	113	110	4	5
Expected return on fund assets	(236)	(239)	—	—
Recognized net actuarial loss	20	29	1	—
Amortization of prior service costs	(1)	(1)	—	—
Total other components of net periodic benefit (recovery) cost	(104)	(101)	5	5
Net periodic benefit (recovery) cost	$(77)	$(71)	$8	$8

	For the nine months ended September 30
	Pensions		Other benefits
(in millions of Canadian dollars)	2019	2018	2019	2018
Current service cost (benefits earned by employees)	$81	$90	$9	$9
Other components of net periodic benefit (recovery) cost:
Interest cost on benefit obligation	338	329	14	14
Expected return on fund assets	(710)	(716)	—	—
Recognized net actuarial loss	61	86	3	2
Amortization of prior service costs	(1)	(2)	1	—
Total other components of net periodic benefit (recovery) cost	(312)	(303)	18	16
Net periodic benefit (recovery) cost	$(231)	$(213)	$27	$25

14    Contingencies

In the normal course of its operations, the Company becomes involved in various legal actions, including claims relating to injuries and damage to property. The Company maintains provisions it considers adequate for such actions. While the outcome with respect to actions outstanding or pending at September 30, 2019 cannot be predicted with certainty, it is the opinion of management that their resolution will not have a material adverse effect on the Company’s financial position or results of operations.

Legal proceedings related to Lac-Mégantic rail accident

On July 6, 2013, a train carrying petroleum crude oil operated by Montreal Maine and Atlantic Railway (“MMAR”) or a subsidiary, Montreal Maine & Atlantic Canada Co. (“MMAC”, collectively “MMA Group”), derailed in Lac-Mégantic, Québec. The derailment occurred on a section of railway owned and operated by the MMA Group and while the MMA Group had custody and control of the train.

Following the derailment, MMAC sought court protection in Canada under the Companies’ Creditors Arrangement Act, R.S.C., 1985, c. C-36 and MMAR filed for bankruptcy in the United States. Plans of arrangement were approved in both Canada and the U.S. (the “Plans”), providing for the distribution of approximately $440 million amongst those claiming derailment damages.

A number of legal proceedings, set out below, were commenced in Canada and the U.S. against CP and others:

(1)
Québec's Minister of Sustainable Development, Environment, Wildlife and Parks ordered various parties, including CP, to clean up the derailment site and served CP with a Notice of Claim for $95 million for those cleanup costs. CP appealed the cleanup order and contested the Notice of Claim with the Administrative Tribunal of Québec. These proceedings are stayed pending determination of the Attorney General of Quebec (“AGQ”) action (paragraph 2 below).

(2)
The AGQ sued CP in the Québec Superior Court claiming $409 million in damages, which was amended and reduced to $315 million (the “AGQ Action”). The AGQ Action alleges that: (i) CP exercised custody or control over the petroleum crude oil until its delivery to Irving Oil and was negligent in that custody and control; and (ii) CP is vicariously liable for the acts and omissions of the MMA Group.

(3)
A class action in the Québec Superior Court on behalf of persons and entities residing in, owning or leasing property in, operating a business in, or physically present in Lac-Mégantic at the time of the derailment (the “Class Action”) was certified against CP, MMAC and the train conductor, Mr. Thomas Harding ("Harding") in May 2015. The Class Action seeks unquantified damages, including for wrongful death, personal injury, and property damage.

(4)
Eight subrogated insurers sued CP in the Québec Superior Court claiming approximately $16 million in damages, which was amended and reduced to $14 million (the “Promutuel Action”), and two additional subrogated insurers sued CP claiming approximately $3 million in damages (the “Royal Action”). Both actions contain similar allegations as the AGQ Action. The actions do not identify the subrogated parties, and therefore overlap with the claims process under the Plans is unclear. The Royal Action is stayed pending determination of the consolidated proceedings described below.

The AGQ Action, the Class Action and the Promutuel Action have been consolidated and scheduled for a joint liability trial commencing September 14, 2020, followed by a damages trial, if necessary.

(5)
Forty-eight plaintiffs (individual claims joined in one action) sued CP, MMAC, and Harding in the Québec Superior Court claiming approximately $5 million in damages for economic loss and pain and suffering, and asserting similar allegations as in the Class Action and the AGQ Action. The plaintiffs opted-out of the Class Action and all but two are also plaintiffs in litigation against CP, described in paragraph 7 below. This action is stayed pending determination of the consolidated proceedings described above.

(6)
The MMAR U.S. estate representative commenced an action against CP in November 2014 in the Maine Bankruptcy Court claiming that CP failed to abide by certain regulations and seeking damages for MMAR’s loss in business value (as yet unquantified). This action asserts that CP knew or ought to have known that the shipper misclassified the petroleum crude oil and therefore should have refused to transport it.

(7)
The class and mass tort action commenced against CP in June 2015 in Texas (on behalf of Lac-Mégantic residents and wrongful death representatives) and the wrongful death and personal injury actions commenced against CP in June 2015 in Illinois and Maine, were all transferred and consolidated in Federal District Court in Maine (the “Maine Actions”). The Maine Actions allege that CP negligently misclassified and mis-packaged the petroleum crude oil. On CP’s motion, the Maine Actions were dismissed. The plaintiffs are appealing the dismissal decision.

(8)
The trustee for the wrongful death trust commenced Carmack Amendment claims against CP in North Dakota Federal Court, seeking to recover approximately $6 million for damaged rail cars and lost crude and reimbursement for the settlement paid by the consignor and the consignee under the Plans (alleged to be $110 million and $60 million, respectively). This action is scheduled for trial in August 2020.

At this stage of the proceedings, any potential responsibility and the quantum of potential losses cannot be determined. Nevertheless, CP denies liability and is vigorously defending these proceedings.

Environmental liabilities

Environmental remediation accruals, recorded on an undiscounted basis unless a reliable, determinable estimate as to an amount and timing of costs can be established, cover site-specific remediation programs.

The accruals for environmental remediation represent CP’s best estimate of its probable future obligation and include both asserted and unasserted claims, without reduction for anticipated recoveries from third parties. Although the recorded accruals include CP’s best estimate of all probable costs, CP’s total environmental remediation costs cannot be predicted with certainty. Accruals for environmental remediation may change from time to time as new information about previously untested sites becomes known, and as environmental laws and regulations evolve and advances are made in environmental remediation technology. The accruals may also vary as the courts decide legal proceedings against outside parties responsible for contamination. These potential charges, which cannot be quantified at this time, may materially affect income in the particular period in which a charge is recognized.
Costs related to existing, but as yet unknown, or future contamination will be accrued in the period in which they become probable and reasonably estimable.

The expense included in “Purchased services and other” for the three and nine months ended September 30, 2019 was $2 million and $4 million, respectively (three and nine months ended September 30, 2018 - $2 million and $4 million, respectively). Provisions for environmental remediation costs are recorded in “Other long-term liabilities”, except for the current portion which is recorded in “Accounts payable and accrued liabilities”. The total amount provided at September 30, 2019 was $80 million (December 31, 2018 - $82 million). Payments are expected to be made over 10 years through 2029.

15 Condensed consolidating financial information

Canadian Pacific Railway Company, a 100%-owned subsidiary of Canadian Pacific Railway Limited (“CPRL”), is the issuer of certain debt securities, which are fully and unconditionally guaranteed by CPRL. The following tables present condensed consolidating financial information (“CCFI”) in accordance with Rule 3-10(c) of Regulation S-X.

Investments in subsidiaries are accounted for under the equity method when presenting the CCFI.

The tables include all adjustments necessary to reconcile the CCFI on a consolidated basis to CPRL’s consolidated financial statements for the periods presented.

Interim Condensed Consolidating Statements of Income
For the three months ended September 30, 2019

(in millions of Canadian dollars)	CPRL (Parent Guarantor)	CPRC (Subsidiary Issuer)	Non-Guarantor Subsidiaries	Consolidating Adjustments and Eliminations	CPRL Consolidated
Revenues
Freight	$—	$1,381	$551	$—	$1,932
Non-freight	—	35	115	(103)	47
Total revenues	—	1,416	666	(103)	1,979
Operating expenses
Compensation and benefits	—	238	114	3	355
Fuel	—	164	46	—	210
Materials	—	35	12	3	50
Equipment rents	—	36	(3)	—	33
Depreciation and amortization	—	112	73	—	185
Purchased services and other	—	194	192	(109)	277
Total operating expenses	—	779	434	(103)	1,110
Operating income	—	637	232	—	869
Less:
Other expense (income)	3	27	(1)	—	29
Other components of net periodic benefit (recovery) expense	—	(100)	1	—	(99)
Net interest expense (income)	—	118	(8)	—	110
(Loss) income before income tax expense and equity in net earnings of subsidiaries	(3)	592	240	—	829
Less: Income tax expense	1	156	54	—	211
Add: Equity in net earnings of subsidiaries	622	186	—	(808)	—
Net income	$618	$622	$186	$(808)	$618

Interim Condensed Consolidating Statements of Income
For the three months ended September 30, 2018

(in millions of Canadian dollars)	CPRL (Parent Guarantor)	CPRC (Subsidiary Issuer)	Non-Guarantor Subsidiaries	Consolidating Adjustments and Eliminations	CPRL Consolidated
Revenues
Freight	$—	$1,316	$538	$—	$1,854
Non-freight	—	31	92	(79)	44
Total revenues	—	1,347	630	(79)	1,898
Operating expenses
Compensation and benefits	—	246	117	2	365
Fuel	—	177	49	—	226
Materials	—	33	11	3	47
Equipment rents	—	27	6	—	33
Depreciation and amortization	—	105	69	—	174
Purchased services and other	—	224	123	(84)	263
Total operating expenses	—	812	375	(79)	1,108
Operating income	—	535	255	—	790
Less:
Other (income) expense	(4)	(46)	3	—	(47)
Other components of net periodic benefit (recovery) expense	—	(97)	1	—	(96)
Net interest (income) expense	(2)	121	(7)	—	112
Income before income tax expense and equity in net earnings of subsidiaries	6	557	258	—	821
Less: Income tax (recovery) expense	(1)	142	58	—	199
Add: Equity in net earnings of subsidiaries	615	200	—	(815)	—
Net income	$622	$615	$200	$(815)	$622

Interim Condensed Consolidating Statements of Income
For the nine months ended September 30, 2019

(in millions of Canadian dollars)	CPRL (Parent Guarantor)	CPRC (Subsidiary Issuer)	Non-Guarantor Subsidiaries	Consolidating Adjustments and Eliminations	CPRL Consolidated
Revenues
Freight	$—	$4,028	$1,561	$—	$5,589
Non-freight	—	98	344	(308)	134
Total revenues	—	4,126	1,905	(308)	5,723
Operating expenses
Compensation and benefits	—	769	369	6	1,144
Fuel	—	518	137	—	655
Materials	—	110	40	11	161
Equipment rents	—	116	(14)	—	102
Depreciation and amortization	—	318	210	—	528
Purchased services and other	—	712	512	(325)	899
Total operating expenses	—	2,543	1,254	(308)	3,489
Operating income	—	1,583	651	—	2,234
Less:
Other (income) expense	(7)	(54)	3	—	(58)
Other components of net periodic benefit (recovery) expense	—	(298)	4	—	(294)
Net interest (income) expense	(2)	360	(22)	—	336
Income before income tax expense and equity in net earnings of subsidiaries	9	1,575	666	—	2,250
Less: Income tax expense	3	373	98	—	474
Add: Equity in net earnings of subsidiaries	1,770	568	—	(2,338)	—
Net income	$1,776	$1,770	$568	$(2,338)	$1,776

Interim Condensed Consolidating Statements of Income
For the nine months ended September 30, 2018

(in millions of Canadian dollars)	CPRL (Parent Guarantor)	CPRC (Subsidiary Issuer)	Non-Guarantor Subsidiaries	Consolidating Adjustments and Eliminations	CPRL Consolidated
Revenues
Freight	$—	$3,667	$1,521	$—	$5,188
Non-freight	—	89	271	(238)	122
Total revenues	—	3,756	1,792	(238)	5,310
Operating expenses
Compensation and benefits	—	740	346	4	1,090
Fuel	—	523	148	—	671
Materials	—	106	38	11	155
Equipment rents	—	88	11	—	99
Depreciation and amortization	—	314	202	—	516
Purchased services and other	—	647	428	(253)	822
Total operating expenses	—	2,418	1,173	(238)	3,353
Operating income	—	1,338	619	—	1,957
Less:
Other expense (income)	7	81	(32)	—	56
Other components of net periodic benefit (recovery) expense	—	(289)	2	—	(287)
Net interest expense (income)	4	356	(21)	—	339
(Loss) income before income tax expense and equity in net earnings of subsidiaries	(11)	1,190	670	—	1,849
Less: Income tax (recovery) expense	(2)	327	118	—	443
Add: Equity in net earnings of subsidiaries	1,415	552	—	(1,967)	—
Net income	$1,406	$1,415	$552	$(1,967)	$1,406

Interim Condensed Consolidating Statements of Comprehensive Income
For the three months ended September 30, 2019

(in millions of Canadian dollars)	CPRL (Parent Guarantor)	CPRC (Subsidiary Issuer)	Non-Guarantor Subsidiaries	Consolidating Adjustments and Eliminations	CPRL Consolidated
Net income	$618	$622	$186	$(808)	$618
Net (loss) gain in foreign currency translation adjustments, net of hedging activities	—	(68)	60	—	(8)
Change in derivatives designated as cash flow hedges	—	2	—	—	2
Change in pension and post-retirement defined benefit plans	—	19	1	—	20
Other comprehensive (loss) income before income taxes	—	(47)	61	—	14
Income tax recovery on above items	—	3	—	—	3
Equity accounted investments	17	61	—	(78)	—
Other comprehensive income	17	17	61	(78)	17
Comprehensive income	$635	$639	$247	$(886)	$635

Interim Condensed Consolidating Statements of Comprehensive Income
For the three months ended September 30, 2018

(in millions of Canadian dollars)	CPRL (Parent Guarantor)	CPRC (Subsidiary Issuer)	Non-Guarantor Subsidiaries	Consolidating Adjustments and Eliminations	CPRL Consolidated
Net income	$622	$615	$200	$(815)	$622
Net gain (loss) in foreign currency translation adjustments, net of hedging activities	—	96	(84)	—	12
Change in derivatives designated as cash flow hedges	—	1	—	—	1
Change in pension and post-retirement defined benefit plans	—	27	1	—	28
Other comprehensive income (loss) before income taxes	—	124	(83)	—	41
Income tax expense on above items	—	(22)	—	—	(22)
Equity accounted investments	19	(83)	—	64	—
Other comprehensive income (loss)	19	19	(83)	64	19
Comprehensive income	$641	$634	$117	$(751)	$641

Interim Condensed Consolidating Statements of Comprehensive Income
For the nine months ended September 30, 2019

(in millions of Canadian dollars)	CPRL (Parent Guarantor)	CPRC (Subsidiary Issuer)	Non-Guarantor Subsidiaries	Consolidating Adjustments and Eliminations	CPRL Consolidated
Net income	$1,776	$1,770	$568	$(2,338)	$1,776
Net gain (loss) in foreign currency translation adjustments, net of hedging activities	—	173	(150)	—	23
Change in derivatives designated as cash flow hedges	—	8	—	—	8
Change in pension and post-retirement defined benefit plans	—	58	3	—	61
Other comprehensive income (loss) before income taxes	—	239	(147)	—	92
Income tax expense on above items	—	(41)	—	—	(41)
Equity accounted investments	51	(147)	—	96	—
Other comprehensive income (loss)	51	51	(147)	96	51
Comprehensive income	$1,827	$1,821	$421	$(2,242)	$1,827

Interim Condensed Consolidating Statements of Comprehensive Income
For the nine months ended September 30, 2018

(in millions of Canadian dollars)	CPRL (Parent Guarantor)	CPRC (Subsidiary Issuer)	Non-Guarantor Subsidiaries	Consolidating Adjustments and Eliminations	CPRL Consolidated
Net income	$1,406	$1,415	$552	$(1,967)	$1,406
Net (loss) gain in foreign currency translation adjustments, net of hedging activities	—	(177)	153	—	(24)
Change in derivatives designated as cash flow hedges	—	36	—	—	36
Change in pension and post-retirement defined benefit plans	—	82	4	—	86
Other comprehensive (loss) income before income taxes	—	(59)	157	—	98
Income tax expense on above items	—	(10)	(1)	—	(11)
Equity accounted investments	87	156	—	(243)	—
Other comprehensive income	87	87	156	(243)	87
Comprehensive income	$1,493	$1,502	$708	$(2,210)	$1,493

Interim Condensed Consolidating Balance Sheets
As at September 30, 2019

(in millions of Canadian dollars)	CPRL (Parent Guarantor)	CPRC (Subsidiary Issuer)	Non-Guarantor Subsidiaries	Consolidating Adjustments and Eliminations	CPRL Consolidated
Assets
Current assets
Cash and cash equivalents	$—	$45	$100	$—	$145
Accounts receivable, net	—	581	189	—	770
Accounts receivable, intercompany	158	136	232	(526)	—
Short-term advances to affiliates	—	1,099	4,918	(6,017)	—
Materials and supplies	—	150	38	—	188
Other current assets	—	51	32	—	83
	158	2,062	5,509	(6,543)	1,186
Long-term advances to affiliates	1,090	6	86	(1,182)	—
Investments	—	31	184	—	215
Investments in subsidiaries	11,748	12,427	—	(24,175)	—
Properties	—	10,080	8,829	—	18,909
Goodwill and intangible assets	—	—	195	—	195
Pension asset	—	1,572	—	—	1,572
Other assets	—	167	295	—	462
Deferred income taxes	5	—	—	(5)	—
Total assets	$13,001	$26,345	$15,098	$(31,905)	$22,539
Liabilities and shareholders’ equity
Current liabilities
Accounts payable and accrued liabilities	$128	$926	$361	$—	$1,415
Accounts payable, intercompany	7	383	136	(526)	—
Short-term advances from affiliates	5,651	363	3	(6,017)	—
Long-term debt maturing within one year	—	634	41	—	675
	5,786	2,306	541	(6,543)	2,090
Pension and other benefit liabilities	—	640	72	—	712
Long-term advances from affiliates	—	1,176	6	(1,182)	—
Other long-term liabilities	—	224	355	—	579
Long-term debt	—	8,295	13	—	8,308
Deferred income taxes	—	1,956	1,684	(5)	3,635
Total liabilities	5,786	14,597	2,671	(7,730)	15,324
Shareholders’ equity
Share capital	1,982	537	6,071	(6,608)	1,982
Additional paid-in capital	45	1,648	96	(1,744)	45
Accumulated other comprehensive (loss) income	(1,992)	(1,992)	692	1,300	(1,992)
Retained earnings	7,180	11,555	5,568	(17,123)	7,180
	7,215	11,748	12,427	(24,175)	7,215
Total liabilities and shareholders’ equity	$13,001	$26,345	$15,098	$(31,905)	$22,539

Condensed Consolidating Balance Sheets
As at December 31, 2018

(in millions of Canadian dollars)	CPRL (Parent Guarantor)	CPRC (Subsidiary Issuer)	Non-Guarantor Subsidiaries	Consolidating Adjustments and Eliminations	CPRL Consolidated
Assets
Current assets
Cash and cash equivalents	$—	$42	$19	$—	$61
Accounts receivable, net	—	629	186	—	815
Accounts receivable, intercompany	125	167	224	(516)	—
Short-term advances to affiliates	—	1,602	4,651	(6,253)	—
Materials and supplies	—	136	37	—	173
Other current assets	—	39	29	—	68
	125	2,615	5,146	(6,769)	1,117
Long-term advances to affiliates	1,090	5	93	(1,188)	—
Investments	—	24	179	—	203
Investments in subsidiaries	11,443	12,003	—	(23,446)	—
Properties	—	9,579	8,839	—	18,418
Goodwill and intangible assets	—	—	202	—	202
Pension asset	—	1,243	—	—	1,243
Other assets	—	57	14	—	71
Deferred income taxes	6	—	—	(6)	—
Total assets	$12,664	$25,526	$14,473	$(31,409)	$21,254
Liabilities and shareholders’ equity
Current liabilities
Accounts payable and accrued liabilities	$115	$1,017	$317	$—	$1,449
Accounts payable, intercompany	4	344	168	(516)	—
Short-term advances from affiliates	5,909	341	3	(6,253)	—
Long-term debt maturing within one year	—	506	—	—	506
	6,028	2,208	488	(6,769)	1,955
Pension and other benefit liabilities	—	639	79	—	718
Long-term advances from affiliates	—	1,182	6	(1,188)	—
Other long-term liabilities	—	120	117	—	237
Long-term debt	—	8,135	55	—	8,190
Deferred income taxes	—	1,799	1,725	(6)	3,518
Total liabilities	6,028	14,083	2,470	(7,963)	14,618
Shareholders’ equity
Share capital	2,002	538	5,946	(6,484)	2,002
Additional paid-in capital	42	1,656	92	(1,748)	42
Accumulated other comprehensive (loss) income	(2,043)	(2,043)	839	1,204	(2,043)
Retained earnings	6,635	11,292	5,126	(16,418)	6,635
	6,636	11,443	12,003	(23,446)	6,636
Total liabilities and shareholders’ equity	$12,664	$25,526	$14,473	$(31,409)	$21,254

Interim Condensed Consolidating Statements of Cash Flows
For the three months ended September 30, 2019

(in millions of Canadian dollars)	CPRL (Parent Guarantor)	CPRC (Subsidiary Issuer)	Non-Guarantor Subsidiaries	Consolidating Adjustments and Eliminations	CPRL Consolidated
Cash provided by operating activities	$709	$608	$267	$(761)	$823
Investing activities
Additions to properties	—	(321)	(143)	—	(464)
Proceeds from sale of properties and other assets	—	1	3	—	4
Advances to affiliates	—	—	(7)	7	—
Repayment of advances to affiliates	—	101	—	(101)	—
Other	—	—	(1)	—	(1)
Cash used in investing activities	—	(219)	(148)	(94)	(461)
Financing activities
Dividends paid	(116)	(716)	(45)	761	(116)
Issuance of CP Common Shares	6	—	—	—	6
Purchase of CP Common Shares	(498)	(2)	—	—	(500)
Repayment of long-term debt, excluding commercial paper	—	(6)	—	—	(6)
Net issuance of commercial paper	—	355	—	—	355
Advances from affiliates	—	7	—	(7)	—
Repayment of advances from affiliates	(101)	—	—	101	—
Other	—	(2)	—	—	(2)
Cash used in financing activities	(709)	(364)	(45)	855	(263)
Effect of foreign currency fluctuations on U.S. dollar-denominated cash and cash equivalents	—	—	1	—	1
Cash position
Increase in cash and cash equivalents	—	25	75	—	100
Cash and cash equivalents at beginning of period	—	20	25	—	45
Cash and cash equivalents at end of period	$—	$45	$100	$—	$145

Interim Condensed Consolidating Statements of Cash Flows
For the three months ended September 30, 2018

(in millions of Canadian dollars)	CPRL (Parent Guarantor)	CPRC (Subsidiary Issuer)	Non-Guarantor Subsidiaries	Consolidating Adjustments and Eliminations	CPRL Consolidated
Cash provided by operating activities	$87	$416	$319	$(149)	$673
Investing activities
Additions to properties	—	(303)	(127)	—	(430)
Proceeds from sale of properties and other assets	—	4	3	—	7
Advances to affiliates	—	—	(209)	209	—
Repayment of advances to affiliates	—	499	345	(844)	—
Repurchase of share capital from affiliates	500	236	—	(736)	—
Cash provided by (used in) investing activities	500	436	12	(1,371)	(423)
Financing activities
Dividends paid	(92)	(92)	(57)	149	(92)
Return of share capital to affiliates	—	(500)	(236)	736	—
Issuance of CP Common Shares	4	—	—	—	4
Repayment of long-term debt, excluding commercial paper	—	(5)	—	—	(5)
Net repayment of commercial paper	—	(53)	—	—	(53)
Advances from affiliates	209	—	—	(209)	—
Repayment of advances from affiliates	(708)	(136)	—	844	—
Cash used in financing activities	(587)	(786)	(293)	1,520	(146)
Effect of foreign currency fluctuations on U.S. dollar-denominated cash and cash equivalents	—	17	(22)	—	(5)
Cash position
Increase in cash and cash equivalents	—	83	16	—	99
Cash and cash equivalents at beginning of period	—	20	31	—	51
Cash and cash equivalents at end of period	$—	$103	$47	$—	$150

Interim Condensed Consolidating Statements of Cash Flows
For the nine months ended September 30, 2019

(in millions of Canadian dollars)	CPRL (Parent Guarantor)	CPRC (Subsidiary Issuer)	Non-Guarantor Subsidiaries	Consolidating Adjustments and Eliminations	CPRL Consolidated
Cash provided by operating activities	$1,494	$1,371	$721	$(1,629)	$1,957
Investing activities
Additions to properties	—	(778)	(369)	—	(1,147)
Proceeds from sale of properties and other assets	—	13	5	—	18
Advances to affiliates	—	(250)	(267)	517	—
Repayment of advances to affiliates	—	749	4	(753)	—
Capital contributions to affiliates	—	(125)	—	125	—
Other	—	1	(7)	—	(6)
Cash used in investing activities	—	(390)	(634)	(111)	(1,135)
Financing activities
Dividends paid	(298)	(1,498)	(131)	1,629	(298)
Issuance of share capital	—	—	125	(125)	—
Issuance of CP Common Shares	20	—	—	—	20
Purchase of CP Common Shares	(962)	(2)	—	—	(964)
Issuance of long-term debt, excluding commercial paper	—	397	—	—	397
Repayment of long-term debt, excluding commercial paper	—	(491)	—	—	(491)
Net issuance of commercial paper	—	601	—	—	601
Advances from affiliates	495	22	—	(517)	—
Repayment of advances from affiliates	(749)	(4)	—	753	—
Other	—	(2)	—	—	(2)
Cash used in financing activities	(1,494)	(977)	(6)	1,740	(737)
Effect of foreign currency fluctuations on U.S. dollar-denominated cash and cash equivalents	—	(1)	—	—	(1)
Cash position
Increase in cash and cash equivalents	—	3	81	—	84
Cash and cash equivalents at beginning of year	—	42	19	—	61
Cash and cash equivalents at end of year	$—	$45	$100	$—	$145

Interim Condensed Consolidating Statements of Cash Flows
For the nine months ended September 30, 2018

(in millions of Canadian dollars)	CPRL (Parent Guarantor)	CPRC (Subsidiary Issuer)	Non-Guarantor Subsidiaries	Consolidating Adjustments and Eliminations	CPRL Consolidated
Cash provided by operating activities	$235	$1,309	$782	$(545)	$1,781
Investing activities
Additions to properties	—	(701)	(383)	—	(1,084)
Proceeds from sale of properties and other assets	—	10	6	—	16
Advances to affiliates	—	(63)	(209)	272	—
Repayment of advances to affiliates	—	—	840	(840)	—
Repurchase of share capital from affiliates	500	783	—	(1,283)	—
Other	—	—	(1)	—	(1)
Cash provided by (used in) investing activities	500	29	253	(1,851)	(1,069)
Financing activities
Dividends paid	(255)	(255)	(290)	545	(255)
Return of share capital to affiliates	—	(500)	(783)	1,283	—
Issuance of CP Common Shares	16	—	—	—	16
Purchase of CP Common Shares	(559)	—	—	—	(559)
Issuance of long-term debt, excluding commercial paper	—	638	—	—	638
Repayment of long-term debt, excluding commercial paper	—	(744)	—	—	(744)
Advances from affiliates	272	—	—	(272)	—
Repayment of advances from affiliates	(209)	(631)	—	840	—
Cash used in financing activities	(735)	(1,492)	(1,073)	2,396	(904)
Effect of foreign currency fluctuations on U.S. dollar-denominated cash and cash equivalents	—	16	(12)	—	4
Cash position
Decrease in cash and cash equivalents	—	(138)	(50)	—	(188)
Cash and cash equivalents at beginning of year	—	241	97	—	338
Cash and cash equivalents at end of year	$—	$103	$47	$—	$150

Summary of Rail Data

	Third Quarter				Year-to-date
Financial (millions, except per share data)	2019	2018	Total Change	% Change	2019	2018	Total Change	% Change

Revenues
Freight	$1,932	$1,854	$78	4	$5,589	$5,188	$401	8
Non-freight	47	44	3	7	134	122	12	10
Total revenues	1,979	1,898	81	4	5,723	5,310	413	8

Operating expenses
Compensation and benefits	355	365	(10)	(3)	1,144	1,090	54	5
Fuel	210	226	(16)	(7)	655	671	(16)	(2)
Materials	50	47	3	6	161	155	6	4
Equipment rents	33	33	—	—	102	99	3	3
Depreciation and amortization	185	174	11	6	528	516	12	2
Purchased services and other	277	263	14	5	899	822	77	9
Total operating expenses	1,110	1,108	2	—	3,489	3,353	136	4

Operating income	869	790	79	10	2,234	1,957	277	14

Less:
Other expense (income)	29	(47)	76	(162)	(58)	56	(114)	(204)
Other components of net periodic benefit recovery	(99)	(96)	(3)	3	(294)	(287)	(7)	2
Net interest expense	110	112	(2)	(2)	336	339	(3)	(1)

Income before income tax expense	829	821	8	1	2,250	1,849	401	22

Income tax expense	211	199	12	6	474	443	31	7

Net income	$618	$622	$(4)	(1)	$1,776	$1,406	$370	26
Operating ratio (%)	56.1	58.3	(2.2)	(220) bps	61.0	63.1	(2.1)	(210) bps

Basic earnings per share	$4.47	$4.36	$0.11	3	$12.75	$9.81	$2.94	30

Diluted earnings per share	$4.46	$4.35	$0.11	3	$12.70	$9.78	$2.92	30

Shares Outstanding
Weighted average number of basic shares outstanding (millions)	138.1	142.6	(4.5)	(3)	139.3	143.2	(3.9)	(3)
Weighted average number of diluted shares outstanding (millions)	138.7	143.1	(4.4)	(3)	139.8	143.7	(3.9)	(3)

Foreign Exchange
Average foreign exchange rate (US$/Canadian$)	0.76	0.76	—	—	0.75	0.78	(0.03)	(4)
Average foreign exchange rate (Canadian$/US$)	1.32	1.31	0.01	1	1.33	1.29	0.04	3

Summary of Rail Data (Continued)

	Third Quarter					Year-to-date
Commodity Data	2019	2018	Total Change	% Change	FX Adjusted % Change(1)	2019	2018	Total Change	% Change	FX Adjusted % Change(1)

Freight Revenues (millions)
- Grain	$409	$384	$25	7	6	$1,211	$1,113	$98	9	7
- Coal	183	171	12	7	7	514	486	28	6	5
- Potash	117	130	(13)	(10)	(10)	367	358	9	3	1
- Fertilizers and sulphur	66	55	11	20	18	186	171	15	9	6
- Forest products	78	76	2	3	3	229	211	18	9	6
- Energy, chemicals and plastics	382	339	43	13	12	1,043	874	169	19	17
- Metals, minerals and consumer products	201	208	(7)	(3)	(4)	579	595	(16)	(3)	(5)
- Automotive	87	85	2	2	1	267	247	20	8	6
- Intermodal	409	406	3	1	—	1,193	1,133	60	5	4

Total Freight Revenues	$1,932	$1,854	$78	4	4	$5,589	$5,188	$401	8	6

Freight Revenue per Revenue Ton-Mile (RTM) (cents)
- Grain	4.57	4.25	0.32	8	7	4.53	4.17	0.36	9	7
- Coal	3.18	2.98	0.20	7	7	3.12	2.92	0.20	7	6
- Potash	2.79	2.64	0.15	6	6	2.62	2.61	0.01	—	(1)
- Fertilizers and sulphur	6.41	5.87	0.54	9	7	6.48	5.90	0.58	10	7
- Forest products	6.10	6.01	0.09	1	1	6.11	5.88	0.23	4	2
- Energy, chemicals and plastics	5.05	4.53	0.52	11	11	4.99	4.36	0.63	14	12
- Metals, minerals and consumer products	6.91	7.00	(0.09)	(1)	(2)	7.04	6.57	0.47	7	4
- Automotive	24.79	24.76	0.03	—	(1)	23.73	23.56	0.17	1	(2)
- Intermodal	5.74	5.84	(0.10)	(2)	(2)	5.71	5.72	(0.01)	—	(1)

Total Freight Revenue per RTM	4.93	4.67	0.26	6	5	4.86	4.57	0.29	6	5

Freight Revenue per Carload
- Grain	$3,837	$3,565	$272	8	7	$3,875	$3,536	$339	10	8
- Coal	2,254	2,234	20	1	1	2,242	2,145	97	5	4
- Potash	3,223	3,089	134	4	5	3,094	3,052	42	1	—
- Fertilizers and sulphur	4,459	3,957	502	13	10	4,366	4,084	282	7	5
- Forest products	4,216	4,240	(24)	(1)	(1)	4,233	4,107	126	3	1
- Energy, chemicals and plastics	4,207	3,806	401	11	10	4,058	3,606	452	13	10
- Metals, minerals and consumer products	3,196	3,206	(10)	—	(1)	3,215	3,140	75	2	—
- Automotive	2,979	3,102	(123)	(4)	(5)	3,112	2,970	142	5	2
- Intermodal	1,506	1,545	(39)	(3)	(3)	1,521	1,485	36	2	2

Total Freight Revenue per Carload	$2,714	$2,640	$74	3	2	$2,707	$2,556	$151	6	4

(1)
This earnings measure has no standardized meaning prescribed by GAAP and, therefore, is unlikely to be comparable to similar measures presented by other companies. This measure is defined and reconciled in Non-GAAP Measures of this Earnings Release.

Summary of Rail Data (Continued)

	Third Quarter				Year-to-date
Commodity Data (Continued)	2019	2018	Total Change	% Change	2019	2018	Total Change	% Change

Millions of RTM
- Grain	8,953	9,009	(56)	(1)	26,757	26,698	59	—
- Coal	5,761	5,764	(3)	—	16,485	16,657	(172)	(1)
- Potash	4,188	4,944	(756)	(15)	14,003	13,750	253	2
- Fertilizers and sulphur	1,030	935	95	10	2,872	2,902	(30)	(1)
- Forest products	1,278	1,263	15	1	3,746	3,596	150	4
- Energy, chemicals and plastics	7,571	7,485	86	1	20,901	20,047	854	4
- Metals, minerals and consumer products	2,910	2,979	(69)	(2)	8,225	9,067	(842)	(9)
- Automotive	351	343	8	2	1,125	1,047	78	7
- Intermodal	7,130	6,942	188	3	20,880	19,820	1,060	5

Total RTMs	39,172	39,664	(492)	(1)	114,994	113,584	1,410	1

Carloads (thousands)
- Grain	106.6	107.4	(0.8)	(1)	312.5	314.5	(2.0)	(1)
- Coal	81.2	76.8	4.4	6	229.3	226.7	2.6	1
- Potash	36.3	42.3	(6.0)	(14)	118.6	117.4	1.2	1
- Fertilizers and sulphur	14.8	13.8	1.0	7	42.6	41.9	0.7	2
- Forest products	18.5	17.9	0.6	3	54.1	51.5	2.6	5
- Energy, chemicals and plastics	90.8	89.1	1.7	2	257.0	242.4	14.6	6
- Metals, minerals and consumer products	62.9	65.0	(2.1)	(3)	180.1	189.6	(9.5)	(5)
- Automotive	29.2	27.4	1.8	7	85.8	83.0	2.8	3
- Intermodal	271.6	262.3	9.3	4	784.3	762.9	21.4	3

Total Carloads	711.9	702.0	9.9	1	2,064.3	2,029.9	34.4	2

	Third Quarter					Year-to-date
	2019	2018	Total Change	% Change	FX Adjusted % Change(1)	2019	2018	Total Change	% Change	FX Adjusted % Change(1)

Operating Expenses (millions)
Compensation and benefits	$355	$365	$(10)	(3)	(3)	$1,144	$1,090	$54	5	4
Fuel	210	226	(16)	(7)	(8)	655	671	(16)	(2)	(5)
Materials	50	47	3	6	6	161	155	6	4	3
Equipment rents	33	33	—	—	—	102	99	3	3	—
Depreciation and amortization	185	174	11	6	6	528	516	12	2	2
Purchased services and other	277	263	14	5	5	899	822	77	9	8

Total Operating Expenses	$1,110	$1,108	$2	—	—	$3,489	$3,353	$136	4	3

(1)
This earnings measure has no standardized meaning prescribed by GAAP and, therefore, is unlikely to be comparable to similar measures presented by other companies. This measure is defined and reconciled in Non-GAAP Measures of this Earnings Release.

Summary of Rail Data (Continued)

	Third Quarter				Year-to-date
	2019	2018(1)	Total Change	% Change	2019	2018(1)	Total Change	% Change

Operations Performance

Gross ton-miles ("GTMs") (millions)	71,658	70,469	1,189	2	209,229	202,575	6,654	3
Train miles (thousands)	8,354	8,174	180	2	24,550	23,809	741	3
Average train weight - excluding local traffic (tons)	9,173	9,195	(22)	—	9,117	9,082	35	—
Average train length - excluding local traffic (feet)	7,446	7,345	101	1	7,382	7,297	85	1
Average terminal dwell (hours)	5.8	6.9	(1.1)	(16)	6.7	7.1	(0.4)	(6)
Average train speed (miles per hour, or "mph")(2)	22.7	21.6	1.1	5	22.1	21.2	0.9	4
Fuel efficiency(3)	0.927	0.916	0.011	1	0.956	0.952	0.004	—
U.S. gallons of locomotive fuel consumed (millions)(4)	66.4	64.6	1.8	3	200.1	192.9	7.2	4
Average fuel price (U.S. dollars per U.S. gallon)	2.41	2.69	(0.28)	(10)	2.48	2.72	(0.24)	(9)

Total Employees and Workforce

Total employees (average)(5)	13,203	12,941	262	2	13,107	12,623	484	4
Total employees (end of period)(5)	13,104	13,000	104	1	13,104	13,000	104	1
Workforce (end of period)(6)	13,134	13,029	105	1	13,134	13,029	105	1

Safety Indicators

FRA personal injuries per 200,000 employee-hours	1.39	1.47	(0.08)	(5)	1.44	1.48	(0.04)	(3)
FRA train accidents per million train-miles	1.10	1.57	(0.47)	(30)	1.19	1.26	(0.07)	(6)

(1)
Certain figures have been revised to conform with current presentation or have been updated to reflect new information as certain operating statistics are estimated and can continue to be updated as actuals settle.

(2)
Average train speed is defined as a measure of the line-haul movement from origin to destination including terminal dwell hours. It excludes delay time related to customers or foreign railroads, and also excludes the time and distance travelled by: i) trains used in or around CP’s yards; ii) passenger trains; and iii) trains used for repairing track.

(3)	Fuel efficiency is defined as U.S. gallons of locomotive fuel consumed per 1,000 GTMs.

(4)	Includes gallons of fuel consumed from freight, yard and commuter service but excludes fuel used in capital projects and other non-freight activities.

(5)	An employee is defined as an individual currently engaged in full-time, part-time, or seasonal employment with CP.

(6)	Workforce is defined as total employees plus contractors and consultants.

Non-GAAP Measures

The Company presents Non-GAAP measures including Free cash to provide a basis for evaluating underlying earnings and liquidity trends in the Company’s business that can be compared with the results of operations in prior periods. In addition, these Non-GAAP measures facilitate a multi-period assessment of long-term profitability, allowing management and other external users of the Company’s consolidated financial information to compare profitability on a long-term basis, including assessing future profitability, with that of the Company’s peers.

These Non-GAAP measures have no standardized meaning and are not defined by GAAP and, therefore, may not be comparable to similar measures presented by other companies. The presentation of these Non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or as superior to the financial information presented in accordance with GAAP.

Non-GAAP Performance Measures

The Company uses adjusted earnings results including Adjusted income and Adjusted diluted earnings per share ("EPS") to evaluate the Company’s operating performance and for planning and forecasting future business operations and future profitability. These Non-GAAP measures provide meaningful supplemental information regarding operating results because they exclude certain significant items that are not considered indicative of future financial trends either by nature or amount. As a result, these items are excluded for management assessment of operational performance, allocation of resources and preparation of annual budgets. These significant items may include, but are not limited to, restructuring and asset impairment charges, individually significant gains and losses from sales of assets, the foreign exchange ("FX") impact of translating the Company's debt and lease liabilities, and certain items outside the control of management. These items may not be non-recurring. However, excluding these significant items from GAAP results allows for a consistent understanding of the Company's consolidated financial performance when performing a multi-period assessment including assessing the likelihood of future results. Accordingly, these Non-GAAP financial measures may provide insight to investors and other external users of the Company's consolidated financial information.

Significant items that impact reported earnings for the first nine months of 2019, the twelve months of 2018, and the last three months of 2017 include:

2019:

•	in the second quarter, a deferred tax recovery of $88 million due to the change in the Alberta provincial corporate income tax rate that favourably impacted Diluted EPS by 63 cents; and

•	during the year to date, a net non-cash gain of $57 million ($54 million after deferred tax) due to FX translation of debt and lease liabilities as follows:

–	in the third quarter, a $25 million loss ($22 million after deferred tax) that unfavourably impacted Diluted EPS by 15 cents;

–	in the second quarter, a $37 million gain ($34 million after deferred tax) that favourably impacted Diluted EPS by 24 cents; and

–	in the first quarter, a $45 million gain ($42 million after deferred tax) that favourably impacted Diluted EPS by 30 cents.

2018:

•	in the second quarter, a deferred tax recovery of $21 million due to reductions in the Missouri and Iowa state tax rates that favourably impacted Diluted EPS by 15 cents; and

•	during the course of the year, a net non-cash loss of $168 million ($150 million after deferred tax) due to FX translation of debt as follows:

–	in the fourth quarter, a $113 million loss ($103 million after deferred tax) that unfavourably impacted Diluted EPS by 72 cents;

–	in the third quarter, a $38 million gain ($33 million after deferred tax) that favourably impacted Diluted EPS by 23 cents;

–	in the second quarter, a $44 million loss ($38 million after deferred tax) that unfavourably impacted Diluted EPS by 27 cents; and

–	in the first quarter, a $49 million loss ($42 million after deferred tax) that unfavourably impacted Diluted EPS by 29 cents.

2017:

•	a deferred tax recovery of $527 million, primarily due to the U.S. tax reform, that favourably impacted Diluted EPS by $3.63; and

•	a non-cash loss of $14 million ($12 million after deferred tax) due to FX translation of debt that unfavourably impacted Diluted EPS by 8 cents.

2019 Outlook

As a result of a 2019 plan built on sustainable, profitable, growth along with further productivity improvement, CP expects low-single digit revenue ton-mile ("RTM") growth and double-digit adjusted diluted EPS growth. The update in volume expectations, from mid-single digit RTM growth, is due to the delays in the Canadian grain harvest and export potash volumes, as well as general macroeconomic softness. CP's expectations for double-digit Adjusted diluted EPS growth in 2019 are unchanged and are based on Adjusted diluted EPS of $14.51 in 2018. As CP continues to enhance the service, productivity and safety of the network, the company plans to invest approximately a total of $1.6 billion in capital programs. CP’s outlook assumes a U.S.-to-Canadian dollar exchange rate of approximately $1.30, an annualized effective tax rate of approximately 25.5 percent, and no material land sales. CP estimates other components of net periodic benefit recovery to increase by approximately $9 million versus 2018. Adjusted diluted EPS is defined and discussed further below.

Although CP has provided a forward-looking Non-GAAP measure (Adjusted diluted EPS), it is not practicable to provide a reconciliation to a forward-looking reported diluted EPS, the most comparable GAAP measure, due to unknown variables and uncertainty related to future results. These unknown variables may include unpredictable transactions of significant value. In past years, CP has recognized significant asset impairment charges and management transition costs related to senior executives. These or other similar, large unforeseen transactions affect diluted EPS but may be excluded from CP’s Adjusted diluted EPS. Additionally, the U.S.-to-Canadian dollar exchange rate is unpredictable and can have a significant impact on CP’s reported results but may be excluded from CP’s Adjusted diluted EPS. In particular, CP excludes the FX impact of translating the Company’s debt and lease liabilities and the impact from changes in income tax rates from Adjusted diluted EPS. Please see Note on Forward-Looking Information in this Earnings Release for further discussion.

Reconciliation of GAAP Performance Measures to Non-GAAP Performance Measures

The following tables reconcile the most directly comparable measures presented in accordance with GAAP to the Non-GAAP measures:

Adjusted income is calculated as Net income reported on a GAAP basis adjusted for significant items.

	For the three months ended September 30		For the nine months ended September 30		For the twelve months ended December 31
(in millions)	2019	2018	2019	2018	2018
Net income as reported	$618	$622	$1,776	$1,406	$1,951
Less significant items (pre-tax):
Impact of FX translation (loss) gain on debt and lease liabilities	(25)	38	57	(55)	(168)
Add:
Tax effect of adjustments(1)	(3)	5	3	(8)	(18)
Income tax rate changes	—	—	(88)	(21)	(21)
Adjusted income	$640	$589	$1,634	$1,432	$2,080
(1) The tax effect of adjustments was calculated as the pre-tax effect of the adjustments multiplied by the applicable tax rate for the above items of 14.23% and 5.05% for the three and nine months ended September 30, 2019, 13.43% for the three and nine months ended September 30, 2018, and 10.64% for the twelve months ended December 31, 2018, respectively. The applicable tax rates reflect the taxable jurisdictions and nature, being on account of capital or income, of the significant items.

Adjusted diluted earnings per share is calculated using Adjusted income, as defined above, divided by the weighted-average diluted number of Common Shares outstanding during the period as determined in accordance with GAAP.

	For the three months ended September 30		For the nine months ended September 30		For the twelve months ended December 31
	2019	2018	2019	2018	2018
Diluted earnings per share as reported	$4.46	$4.35	$12.70	$9.78	$13.61
Less significant items (pre-tax):
Impact of FX translation (loss) gain on debt and lease liabilities	(0.18)	0.27	0.41	(0.38)	(1.17)
Add:
Tax effect of adjustments(1)	(0.03)	0.04	0.02	(0.04)	(0.12)
Income tax rate changes	—	—	(0.63)	(0.15)	(0.15)
Adjusted diluted earnings per share	$4.61	$4.12	$11.68	$9.97	$14.51
(1) The tax effect of adjustments was calculated as the pre-tax effect of the adjustments multiplied by the applicable tax rate for the above items of 14.23% and 5.05% for the three and nine months ended September 30, 2019, 13.43% for the three and nine months ended September 30, 2018, and 10.64% for the twelve months ended December 31, 2018, respectively. The applicable tax rates reflect the taxable jurisdictions and nature, being on account of capital or income, of the significant items.

ROIC and Adjusted ROIC

ROIC is calculated as Operating income less Other expense (income) and Other components of net periodic benefit recovery, tax effected at the Company's annualized effective tax rate, divided by Average invested capital. Average invested capital is defined as the sum of total Shareholders' equity, Long-term debt, Long-term debt maturing within one year and Short-term borrowing, as presented in the Company's Consolidated Financial Statements, averaged between the beginning and ending balance over a rolling twelve-month period. Adjusted ROIC excludes significant items reported in Operating income, Other expense (income), and Other components of net periodic benefit recovery in the Company's Consolidated Financial Statements, as these significant items are not considered indicative of future financial trends either by nature or amount. Adjusted average invested capital is similarly adjusted for the impact of these significant items, net of tax, on closing balances as part of this average. ROIC and Adjusted ROIC are performance measures that measure how productively the Company uses its long-term capital investments, representing critical indicators of good operating and investment decisions made by management, and are important performance criteria in determining certain elements of the Company's long-term incentive plan.

Calculation of ROIC and Adjusted ROIC

For the twelve months ended September 30
(in millions, except for percentages)	2019
Operating income as reported	$3,108
Less:
Other expense	60
Other components of net periodic benefit recovery	(391)
Tax(1)	771
$2,668
Average invested capital	$15,806
ROIC	16.9%
(1) Tax was calculated at the annualized effective tax rate of 22.41% for the twelve months ended September 30, 2019.

For the twelve months ended September 30
(in millions, except for percentages)	2019
Operating income as reported	$3,108
Less:
Other expense	60
Other components of net periodic benefit recovery	(391)
Significant items (pre-tax):
Impact of FX translation loss on debt and lease liabilities	(56)
Tax(1)	878
$2,617
Average invested capital	$15,806
Less impact of periodic significant items net of tax on the above average:
Income tax recovery from income tax rate change	44
Adjusted average invested capital	$15,762
Adjusted ROIC	16.6%
(1) Tax was calculated at the adjusted annualized effective tax rate of 25.12% for the twelve months ended September 30, 2019.

Free Cash

Free cash is calculated as Cash provided by operating activities, less Cash used in investing activities, adjusted for changes in cash and cash equivalents balances resulting from FX fluctuations, and the cash settlement of hedges settled upon issuance of debt. Free cash is a measure that management considers to be an indicator of liquidity. Free cash is useful to investors and other external users of the Company's Consolidated Financial Statements as it assists with the evaluation of the Company's ability to generate cash from its operations without incurring additional external financing. The cash settlement of forward starting swaps that occurred in the second quarter of 2018 in conjunction with the issuance of long-term debt is not an indicator of CP's ongoing cash generating ability and therefore has been excluded from free cash. Positive Free cash indicates the amount of cash available for reinvestment in the business, or cash that can be returned to investors through dividends, stock repurchase programs, debt retirements or a combination of these. Conversely, negative Free cash indicates the amount of cash that must be raised from investors through new debt or equity issues, reduction in available cash balances or a combination of these. Free cash should be considered in addition to, rather than as a substitute for, Cash provided by operating activities.

Reconciliation of Cash Provided by Operating Activities to Free Cash

	For the three months ended September 30		For the nine months ended September 30
(in millions)	2019	2018	2019	2018
Cash provided by operating activities	$823	$673	$1,957	$1,781
Cash used in investing activities	(461)	(423)	(1,135)	(1,069)
Effect of foreign currency fluctuations on U.S. dollar-denominated cash and cash equivalents	1	(5)	(1)	4
Settlement of forward starting swaps on debt issuance	—	—	—	24
Free cash	$363	$245	$821	$740

Foreign Exchange Adjusted % Change

FX adjusted % change allows certain financial results to be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons in the analysis of trends in business performance. Financial result variances at constant currency are obtained by translating the comparable period of the prior year results denominated in U.S. dollars at the foreign exchange rates of the current period.

FX adjusted % changes in revenues are further used in calculating FX adjusted % change in freight revenue per carload and RTM. FX adjusted % changes in revenues are as follows:

	For the three months ended September 30
(in millions)	Reported 2019	Reported 2018	Variance due to FX	FX Adjusted 2018	FX Adjusted % Change
Freight revenues by line of business
Grain	$409	$384	$1	$385	6
Coal	183	171	—	171	7
Potash	117	130	—	130	(10)
Fertilizers and sulphur	66	55	1	56	18
Forest products	78	76	—	76	3
Energy, chemicals and plastics	382	339	2	341	12
Metals, minerals and consumer products	201	208	2	210	(4)
Automotive	87	85	1	86	1
Intermodal	409	406	1	407	—
Freight revenues	1,932	1,854	8	1,862	4
Non-freight revenues	47	44	1	45	4
Total revenues	$1,979	$1,898	$9	$1,907	4

	For the nine months ended September 30
(in millions)	Reported 2019	Reported 2018	Variance due to FX	FX Adjusted 2018	FX Adjusted % Change
Freight revenues by line of business
Grain	$1,211	$1,113	$19	$1,132	7
Coal	514	486	2	488	5
Potash	367	358	6	364	1
Fertilizers and sulphur	186	171	4	175	6
Forest products	229	211	5	216	6
Energy, chemicals and plastics	1,043	874	17	891	17
Metals, minerals and consumer products	579	595	16	611	(5)
Automotive	267	247	6	253	6
Intermodal	1,193	1,133	10	1,143	4
Freight revenues	5,589	5,188	85	5,273	6
Non-freight revenues	134	122	1	123	9
Total revenues	$5,723	$5,310	$86	$5,396	6

FX adjusted % changes in operating expenses are as follows:

	For the three months ended September 30
(in millions)	Reported 2019	Reported 2018	Variance due to FX	FX Adjusted 2018	FX Adjusted % Change
Compensation and benefits	$355	$365	$1	$366	(3)
Fuel	210	226	3	229	(8)
Materials	50	47	—	47	6
Equipment rents	33	33	—	33	—
Depreciation and amortization	185	174	—	174	6
Purchased services and other	277	263	1	264	5
Total operating expenses	$1,110	$1,108	$5	$1,113	—

	For the nine months ended September 30
(in millions)	Reported 2019	Reported 2018	Variance due to FX	FX Adjusted 2018	FX Adjusted % Change
Compensation and benefits	$1,144	$1,090	$11	$1,101	4
Fuel	655	671	18	689	(5)
Materials	161	155	1	156	3
Equipment rents	102	99	3	102	—
Depreciation and amortization	528	516	4	520	2
Purchased services and other	899	822	11	833	8
Total operating expenses	$3,489	$3,353	$48	$3,401	3

FX adjusted % change in operating income is as follows:

	For the three months ended September 30
(in millions)	Reported 2019	Reported 2018	Variance due to FX	FX Adjusted 2018	FX Adjusted % Change
Operating income	$869	$790	$4	$794	9

	For the nine months ended September 30
(in millions)	Reported 2019	Reported 2018	Variance due to FX	FX Adjusted 2018	FX Adjusted % Change
Operating income	$2,234	$1,957	$38	$1,995	12

Reconciliation of Net Income to EBIT, Adjusted EBIT and Adjusted EBITDA

Earnings before interest and tax ("EBIT") is calculated as Net income before Net interest expense and Income tax expense. Adjusted EBIT excludes significant items reported in both Operating income and Other expense (income). Adjusted earnings before interest, tax, depreciation and amortization ("EBITDA") is calculated as Adjusted EBIT plus Other components of net periodic benefit recovery, operating lease expense and Depreciation and amortization.

	For the twelve months ended September 30
(in millions)	2019	2018
Net income as reported	$2,321	$2,390
Add:
Net interest expense	450	455
Income tax expense	668	80
EBIT	3,439	2,925
Less significant items (pre-tax):
Impact of FX translation loss on debt and lease liabilities	(56)	(69)
Adjusted EBIT	3,495	2,994
Less:
Other components of net periodic benefit recovery	391	358
Operating lease expense	(99)	(87)
Depreciation and amortization	(708)	(684)
Adjusted EBITDA	$3,911	$3,407

Adjusted Net Debt to Adjusted EBITDA Ratio

Adjusted net debt is defined as Long-term debt, Long-term debt maturing within one year, and Short-term borrowing as reported on the Company’s Consolidated Balance Sheets adjusted for pension plans deficit, operating lease liabilities recognized on the Company's Consolidated Balance Sheets, and Cash and cash equivalents. Adjusted net debt to Adjusted EBITDA ratio is calculated as Adjusted net debt divided by Adjusted EBITDA. The Adjusted net debt to Adjusted EBITDA ratio is a key credit measure used to assess the Company’s financial capacity. The ratio provides information on the Company’s ability to service its debt and other long-term obligations.

Reconciliation of Long-term Debt to Adjusted Net Debt

(in millions)	2019	2018
Long-term debt including long-term debt maturing within one year as at September 30	$8,983	$8,286
Less:
Pension plans deficit(1)	(260)	(276)
Operating lease liabilities(2)	(370)	(261)
Cash and cash equivalents	145	150
Adjusted net debt as at September 30	$9,468	$8,673
(1) Pension plans deficit is the total funded status of the Pension plans in deficit only.
(2) Current period amount is as reported in compliance with GAAP following the adoption of Accounting Standards Update ("ASU") 2016-02 under the cumulative-effect adjustment transition approach. The comparative period amount was calculated as the net present value of operating leases discounted by the Company's effective interest rate for the period presented.

Calculation of Adjusted Net Debt to Adjusted EBITDA Ratio

(in millions, except for ratios)	2019	2018
Adjusted net debt as at September 30	$9,468	$8,673
Adjusted EBITDA for the year ended September 30	3,911	3,407
Adjusted net debt to Adjusted EBITDA ratio	2.4	2.5